Exhibit 10.25

CONTRACT OF SALE

THIS CONTRACT OF SALE (this “Agreement”) is made and entered into as of the 13th day of March, 2012 (the “Effective Date”) by and between MP BENECIA LOGISTICS, LLC, a Delaware limited liability company (“Seller”) and BEBE STUDIO REALTY, INC., a California corporation (“Purchaser”).

W I T N E S S E T H:

A. Seller is the owner of that certain industrial building commonly referred to as “Benecia Logistics Center” and located at 4935-4995 Industrial Way, Benicia, California 94510.

B. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement, (a) the land described in Exhibit A attached hereto (the “Land”), (b) the buildings, improvements, fixtures and structures located upon the Land (collectively, the “Improvements”), (c) all other easements, rights and privileges appurtenant to the Land, if any (collectively, the “Appurtenant Rights” and together with the Land and the Improvements, the “Real Property”), (d) all right, title and interest of Seller in, to and under the “Leases” (as hereinafter defined), to the extent assignable, and the “Contracts” (as hereinafter defined) relating to the Real Property, (e) all right, title and interest of Seller, if any, in and to the fixtures, equipment and other tangible personal property owned by Seller and used exclusively in connection with the Real Property described on Exhibit B attached hereto (collectively, the “Personal Property”) and (f) to the extent assignable without payment of any kind, all right, title and interest of Seller in, to and under any governmental permits, licenses and approvals, warranties and guarantees that Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Improvements (collectively, the “Intangible Property”; and together with the Real Property, the Leases, the Contracts, the Personal Property and the Intangible Property, the “Property”).

C. Purchaser acknowledges that the Property is being sold on an “AS IS” “WHERE IS” and “WITH ALL FAULTS” basis on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Purchase and Sale. Upon the terms and conditions hereinafter set forth, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Property.

2. Certain Defined Terms.

2.1 “Additional Deposit” shall mean the sum of $500,000, together with all interest thereon.

2.2 “Due Diligence Period” shall mean the period commencing on the Effective Date and expiring at 5:00 p.m. (Pacific time) on the date that is thirty (30) days thereafter.

2.3 “Initial Deposit” shall mean the sum of $500,000, together with all interest thereon.

2.4 “Purchase Price” shall mean the sum of Eighteen Million Dollars ($18,000,000).

2.5 “Scheduled Closing Date” shall mean the date that is fifteen (15) “Business Days” (as hereinafter defined) following the expiration of the Due Diligence Period.

3. Payment of Purchase Price. The Purchase Price shall be paid to Seller by Purchaser as follows:

3.1 Deposits.

3.1.1 Initial Deposit. Within three (3) Business Days after the date this Agreement is executed by Seller and Purchaser, Purchaser shall deposit with First American Title Insurance Company (in its capacity as escrow agent, “Escrowee”), by wire transfer of immediately available federal funds to an account designated by Escrowee (the “Escrow Account”), the Initial Deposit, which Initial Deposit shall be held by Escrowee pursuant to the escrow agreement (the “Escrow Agreement”) attached hereto as Exhibit L. If Purchaser shall fail to deposit the Initial Deposit with Escrowee within one (1) Business Day after the date this Agreement shall be executed and delivered by Seller and Purchaser, then at Seller’s election, this Agreement shall be null, void ab initio and of no force or effect.

3.1.2 Additional Deposit. Simultaneously with the delivery of the “Approval Notice” (as hereinafter defined), Purchaser shall deposit with Escrowee, by wire transfer of immediately available federal funds to the Escrow Account, the Additional Deposit (which, together with the Initial Deposit, shall be referred to as the “Deposit”), which Additional Deposit shall be held by Escrowee in accordance with the terms and conditions of the Escrow Agreement. If Purchaser shall not have timely delivered an Approval Notice and the Additional Deposit to Escrowee prior to the expiration of the Due Diligence Period, then Escrowee shall promptly return the Initial Deposit to Purchaser, and this Agreement shall be automatically deemed terminated and Seller and Purchaser shall be released from further obligation or liability hereunder, except for those obligations and liabilities which, pursuant to the terms of this Agreement, expressly survive such termination (collectively, the “Surviving Obligations”).

3.2 Independent Consideration. A portion of the amount deposited by Purchaser pursuant to Section 3.1.1, in the amount of One Thousand Dollars ($1,000) (the “Independent Consideration”), shall be earned by Seller upon execution and delivery of this Agreement by Seller and Purchaser. The Independent Consideration represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to have inspected the Property pursuant to the terms hereof. The Independent Consideration is in addition to and independent of any other consideration or payment provided for herein and is nonrefundable in all events. Upon the “Closing” (as hereinafter defined) or earlier termination of this Agreement, the Independent Consideration shall be paid to Seller.

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3.3 Closing Payment. The Purchase Price, as adjusted by the application of the Deposit and by the prorations and credits specified herein, shall be paid by Purchaser, by wire transfer of immediately available federal funds to the Escrow Account on the “Closing Date” (as hereinafter defined) (the amount being paid under this Section 3.4 being herein called the “Closing Payment”).

4. Title Matters; Due Diligence Review; Conditions Precedent.

4.1 Title Matters.

4.1.1 Title to the Real Property.

(a) As a condition to the Closing, First American Title Insurance Company (in its capacity as title insurer, the “Title Company”) shall have irrevocably committed to insure Purchaser as the fee owner of the Real Property in the amount of the Purchase Price by issuance of an ALTA extended coverage owner’s title insurance policy (the “Owner’s Policy”), subject only to the “Permitted Exceptions” (as hereinafter defined). Purchaser shall satisfy itself prior to the expiration of the Due Diligence Period that the Title Company will be willing to issue the Owner’s Policy and any endorsements required by Purchaser at Closing. The issuance of a CLTA owner’s title insurance policy in the standard form issued by the Title Company in the State of California shall be a condition to Closing for Purchaser’s benefit, it being understood that the issuance of the ALTA extended coverage and endorsements to such policy shall not be such a condition to Closing. Seller shall execute the Title Company’s so-called customary “Owner’s Affidavit” in connection with the issuance of the Owner’s Policy and Purchaser’s requested endorsements.

(b) Seller has delivered to Purchaser a copy of a preliminary title report for an owner’s fee title insurance policy or policies with respect to the Real Property (the “Title Commitment”) from the Title Company, together with legible copies of each of the title exceptions noted therein. Purchaser may, at its sole cost and expense, obtain a survey of the Real Property (the “Survey”). If any exceptions(s) to title to the Real Property should appear in the Title Commitment or the Survey other than the “Permitted Exceptions” (as hereinafter defined) (such exception(s) being herein called, collectively, the “Unpermitted Exceptions”), subject to which Purchaser is unwilling to accept title, and Purchaser shall provide Seller with written notice (the “Title Objection Notice”) thereof no later than ten (10) Business Days prior to the expiration of the Due Diligence Period (the “Title Objection Notice Date”), then Seller, in its sole and absolute discretion, may undertake to eliminate the same subject to the terms and conditions of this Section 4.1. Purchaser waives any right Purchaser may have to advance, as objections to title or as grounds for Purchaser’s refusal to close this transaction, any Unpermitted Exception of which Purchaser does not notify Seller before the Title Objection Notice Date unless (i) such Unpermitted Exception was first raised by the Title Company or company retained by Purchaser to provide the Survey (the “Surveyor”) subsequent to the date of the Title Commitment or date of Survey, respectively, and (ii) Purchaser shall notify Seller of the same on or before the later of (A) three (3) Business Days after the Title Company or Surveyor shall notify Purchaser of such Unpermitted Exception and (B)

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the Title Objection Notice Date (failure to so notify Seller shall be deemed to be a waiver by Purchaser of its right to raise such Unpermitted Exception as an objection to title or as a ground for Purchaser’s refusal to close the transaction contemplated by this Agreement). Notwithstanding anything to the contrary contained in this Agreement, Seller, in its sole discretion, shall have the right, upon written notice to Purchaser at least two (2) Business Days prior to the Scheduled Closing Date, to adjourn the Scheduled Closing Date for up to thirty (30) days, provided that Seller shall notify Purchaser, in writing, no later than five (5) Business Days prior to the expiration of the Due Diligence Period (the “Seller Response Notice Date”), whether or not it will endeavor to eliminate such Unpermitted Exceptions (the “Seller Response”), and if Seller fails to notify Purchaser on or before the Seller Response Notice Date, Seller shall be deemed to have elected not to cure such Unpermitted Exceptions. Notwithstanding the foregoing or anything to the contrary set forth herein, Seller shall not under any circumstance be required or obligated to cause the cure or removal of any Unpermitted Exception including to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate any Unpermitted Exception or to arrange for title insurance insuring against enforcement of such Unpermitted Exception against, or collection of the same out of, the Property, notwithstanding that Seller may have attempted to do so, or may have adjourned the Scheduled Closing Date for such purpose; provided, however, Seller shall satisfy (x) any mortgage or deed of trust placed on the Real Property by Seller, (y) all monetary liens, judgment liens, mechanics’ liens or tax liens placed on the Real Property by Seller, and (z) all other exceptions to title and survey matters voluntarily created by Seller on or after the Effective Date without the prior written consent of Purchaser (such consent not to be unreasonably withheld or delayed with respect to such matters created on or before the expiration of the Due Diligence period, and in Purchaser’s sole and absolute discretion thereafter) (collectively, the “Monetary Liens”).

(c) If Seller is unable, elects not or is deemed to elect not, to eliminate all Unpermitted Exceptions in accordance with the provisions of this Section 4.1.1 (other than any Monetary Liens or as otherwise set forth in the Seller Response), or to arrange for title insurance or special endorsements, insuring against enforcement of such Unpermitted Exceptions against, or collection of the same out of, the Property, and to convey title to the Real Property in accordance with the terms hereof on or before the Closing Date (whether or not the Closing is adjourned as provided in Section 4.1.1(b)), then Seller shall notify Purchaser that it elects not to remove the same, in which event Purchaser shall have the right, as its sole remedy for such election of Seller, by delivery of written notice to Seller within three (3) Business Days following receipt of notice from Seller of its election not to remove such Unpermitted Exceptions, to either (i) terminate this Agreement by written notice delivered to Seller (in which event Escrowee shall return the Deposit to Purchaser and no party hereto shall have any further obligations in connection herewith except for the Surviving Obligations), or (ii) accept title to the Real Property subject to such Unpermitted Exception(s) without a reduction in, abatement of, or credit against, the Purchase Price. The failure of Purchaser to deliver timely any written notice of election under this Section 4.1.1(c) shall be conclusively deemed to be an election under clause (ii) above.

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(d) If, on the Closing Date, there are any liens or encumbrances that Seller is obligated to discharge under this Agreement (including, without limitation, any Monetary Liens), then Seller shall have the right (but not the obligation) to either (i) arrange, at Seller’s cost and expense, for affirmative title insurance or special endorsements insuring against enforcement of such liens or encumbrances against, or collection of the same out of, the Property, without special premium or other cost or expense to Purchaser, or (ii) use any portion of the Purchase Price to pay and discharge the same, either by way of payment or by alternative manner reasonably satisfactory to the Title Company, and the same shall not be deemed to be Unpermitted Exceptions.

4.1.2 Permitted Exceptions to Title. The Real Property shall be sold and conveyed subject to the following exceptions to title (the “Permitted Exceptions”):

(a) any state of facts that an accurate survey may show;

(b) any zoning laws and property-related codes or ordinances promulgated by the United States, the State of California, or any agency, department, commission, bureau or instrumentality of any of the foregoing having jurisdiction over the Property (each, a “Governmental Authority”), as the same may now exist or may be hereafter modified, supplemented or promulgated;

(c) real estate taxes and assessments not yet due and payable;

(d) any exceptions that Purchaser shall have agreed or be deemed to have agreed to waive as an Unpermitted Exception; and

(e) the printed exceptions which appear in the standard form owner’s policy of title insurance issued by the Title Company in the State of California.

4.2 Due Diligence Reviews. Seller shall, within five (5) Business Days following the Effective Date, subject to the terms set forth in this Section 4.2 below, deliver to Purchaser copies of all documents readily available in Seller’s possession relevant to the ownership, operation, management and/or leasing of the Property, including, without limitation, the materials pertaining to the Property which are listed on Exhibit C attached hereto (the “Due Diligence Items”). Notwithstanding the foregoing, in the event the duplication and delivery of any such Due Diligence Items to Purchaser is not commercially reasonable, then Seller shall make such other Due Diligence Items available to Purchaser through commercially reasonable accommodations to allow Purchaser to review such materials. Except for title and survey matters (which shall be governed by the provisions of Section 4.1 above), Purchaser shall have until the expiration of the Due Diligence Period to perform and complete all of Purchaser’s due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including all leases and service contracts, and all physical, environmental and compliance matters and conditions respecting the Property (collectively, the “Investigations”), which Investigations shall at all times be subject to Purchaser’s compliance with the provisions of this Section 4.2. During the Due Diligence Period, Seller shall provide Purchaser with reasonable access to the Property during ordinary business hours upon reasonable advance notice and shall also make available to Purchaser at the offices of the property manager of the Property,

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which is located at 2185 N. California Blvd., Suite 275, Walnut Creek, California 94596, access to the Due Diligence Items and any other documents as Purchaser shall reasonably request, all upon reasonable advance written notice; provided, however, excepting for the Due Diligence Items specifically enumerated in Exhibit C, in no event shall Seller be obligated to make available: (1) any document or correspondence which would be subject to the attorney-client privilege; (2) any document or item which Seller is contractually bound (or bound under applicable laws) to keep confidential; (3) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments relating to the Property; (5) appraisals of the Property whether prepared internally by Seller or Seller’s affiliates or externally; or (6) any documents which Seller reasonably considers confidential or proprietary. Any entry upon the Property and all Investigations shall be made or performed during ordinary business hours and at the sole risk and expense of Purchaser, and shall not interfere with the activities on or about the Property of Seller, its tenants and their employees and invitees. Purchaser shall:

(a) promptly repair any damage to the Property resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Property used for such Investigations so that the Property shall be in the same condition that it existed in prior to such Investigations, ordinary wear and tear excepted;

(b) fully comply with all laws applicable to the Investigations and all other activities undertaken in connection therewith;

(c) permit Seller to have a representative present during all Investigations undertaken hereunder;

(d) take reasonable actions and implement reasonable protections to ensure that the Investigations and the equipment, materials, and substances generated, used or brought onto the Property in connection with the Investigations, pose no threat to the safety or health of persons or the environment, and cause no damage to the Property or other property of Seller or other persons;

(e) furnish to Seller, at no cost or expense to Seller, copies of the Survey, soil test results, engineering, asbestos, environmental and other studies and reports (other than internal analysis and proprietary information of Purchaser) relating to the Investigations which Purchaser shall obtain with respect to the Property promptly after Purchaser’s receipt of same;

(f) maintain or cause to be maintained, at Purchaser’s expense, a policy of commercial general liability insurance, with a broad form contractual liability endorsement and with a combined single limit of not less than $2,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $2,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the amount of $5,000,000, insuring Purchaser, Seller, J.P. Morgan Investment Management Inc., and JPMorgan Chase Bank, N.A., as additional insureds,

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against any injuries or damages to persons or property that may result from or are related to (i) Purchaser’s and/or “Purchaser’s Representatives” (as hereinafter defined) entry upon the Property, (ii) any Investigations or other activities conducted thereon, and/or (iii) any and all other activities undertaken by Purchaser and/or “Purchaser’s Representatives”, all of which insurance shall be on an “occurrence form” and otherwise in such forms acceptable to Seller and with an insurance company acceptable to Seller, and deliver a copy of such insurance policy to Seller prior to the first entry on the Property;

(g) not permit the Investigations or any other activities undertaken by Purchaser or Purchaser’s Representatives to result in any liens, judgments or other encumbrances being filed or recorded against the Property, and Purchaser shall, at its sole cost and expense, promptly discharge of record any such liens or encumbrances that are so filed or recorded (including liens for services, labor or materials furnished); and

(h) indemnify Seller and any agent, advisor, representative, affiliate, employee, director, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity acting on Seller’s behalf or otherwise related to or affiliated with Seller (collectively, “Seller Related Parties”) and hold harmless Seller and Seller Related Parties from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys’ fees and disbursements) (collectively, “Claims”), suffered or incurred by Seller or any Seller Related Party and arising out of or in connection with (i) Purchaser’s and/or Purchaser’s Representatives’ entry upon the Property, (ii) any Investigations or other activities conducted thereon by Purchaser or Purchaser’s Representatives, (iii) any liens or encumbrances filed or recorded against the Property as a consequence of the Investigations and/or (iv) any and all other activities undertaken by Purchaser or Purchaser’s Representatives with respect to the Property, except to the extent arising out of or in connection with the gross negligence or willful misconduct of Seller or any Seller Related Party. The foregoing indemnity shall not include any Claims that result solely from the mere discovery, by Purchaser or Purchaser’s Representatives, of pre-existing conditions on the Property during Investigations conducted pursuant to, and in accordance with, the terms of this Agreement.

Without limiting the foregoing, in no event shall Purchaser or Purchaser’s Representatives, without the prior written consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion, make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like). Furthermore, Purchaser or Purchaser’s Representatives shall not contact any Governmental Authority having jurisdiction over the Property or contact any other tenants at the Property without providing advance written notice to Seller, and Seller shall have the right to be present at the time of Purchaser’s communications with such Governmental Authority or other tenants, provided that if Seller is not reasonably available within three (3) Business Days of Purchaser’s request therefor, Purchaser shall be entitled to conduct such communications without Seller’s presence.

The provisions of this Section 4.2 shall survive the Closing or a termination of this Agreement.

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4.2.1 Property Information and Confidentiality. All “Information” (as hereinafter defined) provided to Purchaser shall be subject to the following terms and conditions:

(a) Any information provided or to be provided with respect to the Property is solely for the convenience of Purchaser and Purchaser’s Representatives and was or will be obtained from a variety of sources. Neither Seller nor any Seller Related Party has made any independent investigation or verification of such information and makes no (and expressly disclaims all) representations and warranties as to the truth, accuracy or completeness of the Information, or any other studies, documents, reports or other information provided to Purchaser hereunder and expressly disclaims any implied representations as to any matter disclosed or omitted. Neither Seller nor any Seller Related Party shall be liable for any mistakes, omissions, misrepresentations or any failure to investigate the Property nor shall Seller or any Seller Related Party be bound in any manner by any verbal or written statements, representations, appraisals, environmental assessment reports, or other information pertaining to the Property or the operation thereof, except as expressly set forth in this Agreement.

(b) Neither Purchaser nor Purchaser’s Representatives shall, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, entity or association the Information, or any other knowledge or information acquired by Purchaser or Purchaser’s Representatives from Seller, any Seller Related Party or by Purchaser’s own inspections and investigations, other than matters that were in the public domain at the time of receipt by Purchaser or Purchaser’s Representatives or become a part of the public domain thereafter through no fault or action of Purchaser or Purchaser’s Representatives. Without Seller’s prior written consent, Purchaser shall not disclose and Purchaser shall direct Purchaser’s Representatives not to disclose to any person, entity or association or any of the terms, conditions or other facts with respect to this Agreement, including the status hereof, and shall not market or offer the Property for sale prior to the Closing. Notwithstanding the foregoing, Purchaser may disclose such of the Information and its other reports, studies, documents and other matters generated by it and the terms of this Agreement (i) as required by law or court order (provided prior written notice of such disclosure shall be provided to Seller) and (ii) as Purchaser deems necessary or desirable to Purchaser’s Representatives in connection with Purchaser’s Investigation and the transaction contemplated hereby, provided that those to whom such Information is disclosed are informed of the confidential nature thereof and agree(s) to keep the same confidential in accordance with the terms and conditions hereof.

(c) Purchaser shall indemnify and hold harmless Seller and all Seller Related Parties from and against any and all Claims suffered or incurred by Seller or any Seller Related Party and arising out of or in connection with a breach by Purchaser or Purchaser’s Representatives of the provisions of this Section 4.2.1, except to the extent caused by the gross negligence or willful misconduct of Seller or any Seller Related Party.

(d) Purchaser and Purchaser’s Representatives shall use reasonable care to maintain in good condition all of the Information furnished or made available to Purchaser and/or Purchaser’s Representatives in accordance with this Section 4.2.1. If this Agreement is terminated, then Purchaser and Purchaser’s Representatives shall promptly deliver to Seller all originals and copies of the Information in the possession of Purchaser and Purchaser’s Representatives.

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(e) As used in this Agreement, the term “Information” shall mean any of the following: (i) all information and documents in any way relating to the Property, the operation thereof or the sale thereof, including, all leases and contracts furnished to, or otherwise made available for review by, Purchaser or its directors, officers, employees, affiliates, partners, members, brokers, agents or other representatives, including attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, “Purchaser’s Representatives”), by Seller or any Seller Related Party or their agents or representatives, including their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Purchaser or Purchaser’s Representatives containing or based on, in whole or in part, the information or documents described in the preceding clause (i), the Investigations, or otherwise reflecting their review or investigation of the Property.

(f) In addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief, including injunctive relief or specific performance, against Purchaser or Purchaser’s Representatives in order to enforce the provisions of this Section 4.2.1.

(g) Notwithstanding any terms or conditions in this Agreement to the contrary, no conditions of confidentiality within the meaning of IRC §6111(d) or the Treasury Regulations promulgated under IRC Sec. 6011 are intended, and the parties hereto are expressly authorized to disclose every U.S. federal income tax aspect of any transaction covered by this Agreement with any and all persons, without limitation of any kind.

(h) The provisions of this Section 4.2.1 shall survive the Closing or a termination of this Agreement for a period of twelve (12) months after such applicable date.

4.2.2 Termination Right. If, on or before the expiration of the Due Diligence Period, based upon the Investigations and/or the Information, Purchaser shall determine that Purchaser intends to acquire the Property, then Purchaser shall promptly notify Seller of such determination in writing on or before the expiration of the Due Diligence Period (such notice being herein called the “Approval Notice”), and, in connection therewith, Purchaser shall be required to deliver the Additional Deposit to Escrowee in accordance with Section 3.1.2. If Purchaser shall deliver the Approval Notice to Seller, and the Additional Deposit to Escrowee, on or before the expiration of the Due Diligence Period, then Purchaser shall be deemed to have agreed that the foregoing matters are acceptable to Purchaser, including, that the Property and its physical condition, zoning and land use approvals and restrictions, and all systems, utilities, and access rights pertaining to the Property are suitable for Purchaser, and that Purchaser intends to proceed with the acquisition of the Property without a reduction in, or an abatement of or credit against, the Purchase Price (and, thereafter, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 4.2.2 and, except as expressly provided otherwise in this Agreement, the Deposit shall be nonrefundable to Purchaser). If Purchaser shall fail to deliver an Approval Notice to Seller on or before the expiration of the Due Diligence Period or shall fail to deliver the Additional Deposit to Escrowee in accordance with Section 3.1.2, TIME BEING OF THE ESSENCE, Purchaser shall be deemed to have elected to terminate this Agreement and shall receive a refund of the Initial Deposit immediately upon Purchaser’s written demand therefor to Escrowee, without any further action or instruction by Seller, and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except for the Surviving Obligations).

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4.3 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date and the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Purchaser specifically enumerated in this Agreement, including, without limitation, (i) the condition that Title Company be irrevocably committed and prepared to issue to Purchaser the Owner’s Policy as described in Section 4.1 above, and (ii) the condition set forth in Section 4.5 below, any or all of which may be waived by Purchaser in its sole discretion. The representations and warranties of Seller set forth in Section 7.1.1 shall be true and correct in all material respects on the Closing Date.

4.4 Conditions Precedent to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the performance and observance, in all material respects, by Purchaser of all covenants and agreements of this Agreement to be performed or observed by Purchaser prior to or on the Closing Date (provided that Purchaser shall have delivered the full amount of the Closing Payment) and the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Seller specifically set forth in this Agreement, any or all of which may be waived by Seller in its sole discretion. The representations and warranties of Purchaser set forth in Section 7.3 shall be true and correct in all material respects on the Closing Date.

4.5 Tenant Estoppel Certificates.

4.5.1 Requirements. Receipt of estoppel certificates (the “Tenant Estoppel Certificates”) from Encore Glass, Inc. (“Encore”), Hayes Distributing, Inc. (“Hayes”) and DGA, Inc. (“DGA”), shall, subject to the terms of Section 7.2.3(b), be a condition precedent to Purchaser’s obligation to purchase the Property. Seller shall use commercially reasonable efforts to obtain the Tenant Estoppel Certificates. If the Tenant Estoppel Certificates disclose matters which are materially adverse to the purchase of the Property, and such matters have not been disclosed to Purchaser prior to the expiration of the Due Diligence Period (and, in each case, are not cured or satisfied by Seller prior to the Closing), then the applicable Tenant Estoppel Certificate shall not satisfy the condition to Closing set forth herein for the benefit of Purchaser. Once the Tenant Estoppel Certificates have been executed by Encore and Hayes, as applicable, Seller shall submit the applicable Tenant Estoppel Certificate to Purchaser for Purchaser’s approval. The Tenant Estoppel Certificates received by Purchaser shall be deemed acceptable unless Purchaser objects to the applicable Tenant Estoppel Certificate not later than two (2) Business Days following actual receipt thereof. The failure of Seller to deliver the Tenant Estoppel Certificates shall not be a breach or default by Seller under this Agreement, and shall only be a failure of a condition to closing for Purchaser’s benefit, in which event Purchaser’s sole recourse hereunder in the event of any such failure shall be, in Purchaser’s sole and absolute discretion, to either (i) waive the requirement regarding the Tenant Estoppel Certificates and proceed to the Closing, or (ii) terminate this Agreement by written notice delivered to Seller (in which event Escrowee shall return the Deposit, to the extent deposited

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with Escrowee, to Purchaser and no party hereto shall have any further obligations in connection herewith except for the Surviving Obligations). Seller may, in compliance with its obligations hereunder, deliver the Tenant Estoppel Certificates to Encore, Hayes and DGA in any form which does not materially vary from the representations made in the form of Tenant Estoppel Certificate set forth in Exhibit K-1 attached hereto (as modified to make the statements contained therein factually correct with respect to each tenant) or in the form prescribed by the applicable Lease. Notwithstanding anything contained in this Agreement to the contrary, if Seller is unable to obtain the Tenant Estoppel Certificate from DGA, Seller shall have the right (but not the obligation) to deliver to Purchaser on the Closing Date a certificate (a “Seller’s Estoppel Certificate”) in the form attached hereto as Exhibit K-2, executed by Seller, and in such event, Seller shall be deemed to have delivered the Tenant Estoppel Certificate with respect to DGA for purposes of satisfying the condition under this Section 4.5. In addition, Seller shall be released from any liability with respect to such Seller’s Estoppel Certificate upon the sooner to occur of (i) ninety (90) days following the Closing Date and (ii) the date of delivery to Purchaser of the Tenant Estoppel Certificate executed by DGA.

4.5.2 Closing Date Extension. Seller, in its sole and absolute discretion, shall have the right, upon written notice to Purchaser at least two (2) Business Days prior to the Scheduled Closing Date, to adjourn the Scheduled Closing Date for up to thirty (30) days to deliver the Tenant Estoppel Certificates.

5. Closing. The closing (the “Closing”) of the sale and purchase contemplated herein shall occur at 8:00 a.m. (Pacific Time) on or before the Scheduled Closing Date (as the same may be extended as expressly provided herein), pursuant to escrow instructions consistent with the terms of this Agreement and otherwise mutually satisfactory to Seller and Purchaser (the date on which the Closing shall occur being herein referred to as the “Closing Date”). The Closing shall constitute approval by each party of all matters to which such party has a right of approval and a waiver of all conditions precedent.

5.1 Seller Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Escrowee the following items executed and acknowledged by Seller, as appropriate:

(a) a deed (the “Deed”) in the form attached hereto as Exhibit D.

(b) an assignment and assumption of leases and contracts (the “Assignment and Assumption of Leases and Contracts”), in the form attached hereto as Exhibit E;

(c) a bill of sale (the “Bill of Sale”), in the form attached hereto as Exhibit F.

(d) a certification of non-foreign status in the form attached hereto as Exhibit G, and any required state certificate that is sufficient to exempt Seller from any state withholding requirements with respect to the transactions contemplated hereby;

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(e) all existing surveys, blueprints, drawings, plans and specifications for or with respect to the Property or any part thereof, to the extent the same are in Seller’s possession;

(f) all keys to the Improvements, to the extent the same are in Seller’s possession;

(g) originals of all Leases and Contracts that shall remain in effect on the Closing Date, to the extent the same are in Seller’s possession (all items in clauses (e) through (g) may be either delivered at Closing or left at the management office of the Property to the extent not previously delivered to Purchaser);

(h) such further instruments as may be reasonably required by Purchaser or the Title Company to consummate the transactions hereunder;

(i) notices to each of the tenants under the Leases (“Tenant Notices”) in the form attached hereto as Exhibit H duly executed by Seller, advising such tenants of the sale of the Property to Purchaser and directing them to make all payments to Purchaser or its designee, which Tenant Notices Purchaser shall, at Purchaser’s sole cost and expense, either mail by certified mail return receipt requested or hand-deliver to each applicable tenant; and

(j) evidence reasonably satisfactory to the Title Company respecting the due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered hereunder.

5.2 Purchaser Deliveries. At the Closing, Purchaser shall deliver or cause to be delivered to Escrowee the following items executed and acknowledged by Purchaser, as appropriate:

(a) payment of the Closing Payment to be made in accordance with Section 3;

(b) the Assignment and Assumption of Leases; and Contracts;

(c) all applicable transfer tax forms, if any;

(d) such further instruments as may be reasonably required by Seller and the Title Company to consummate the transactions hereunder; and

(e) evidence reasonably satisfactory to the Title Company respecting the due organization of Purchaser and the due authorization and execution by Purchaser of this Agreement and the documents required to be delivered hereunder.

5.3 Closing Costs. Seller shall pay (a) all transfer taxes payable in connection with the transaction contemplated herein, and (b) the title insurance premium for a CLTA standard coverage policy with coverage in the amount of the Purchase Price, including the cost of endorsements or modifications to the policy that Seller has agreed to make or is required to make to insure against any Monetary Liens. Purchaser shall pay (a) the amount by which the

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title insurance premium for the Owner’s Policy and all endorsements exceeds the cost of CLTA standard coverage, other than those endorsements or modifications that Seller has agreed to make or is required to make to insure against any Monetary Liens, (b) all recording charges payable in connection with the recording of the Deed, (c) all of the costs of Escrowee, (d) the cost of the Survey, and (e) all fees, costs or expenses in connection with Purchaser’s due diligence reviews hereunder. Any other closing costs shall be allocated in accordance with local custom. Except as expressly provided in the indemnities set forth in this Agreement, Seller and Purchaser shall pay their respective legal, consulting and other professional fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby and their respective shares of prorations as hereinafter provided. The provisions of this Section 5.3 shall survive the Closing or a termination of this Agreement.

5.4 Prorations.

5.4.1 The following provisions shall govern the adjustments and prorations that shall be made at Closing and the allocation of income and expenses from the Property between Seller and Purchaser. Except as expressly provided in this Section 5.4.1, all items of operating revenue and operating expenses of the Property, with respect to the period prior to and ending at 11:59 p.m. local time at the Property on the day immediately preceding the Closing Date (the “Cut-off Time”), shall be for the account of Seller and all items of operating revenue and operating expenses of the Property with respect to the period from and after the Cut-off Time, shall be for the account of Purchaser. Without limitation on the foregoing the following shall be prorated between Purchaser and Seller as of the Cut-off Time:

(a) All non-delinquent real estate taxes, water charges, sewer rents, vault charges and assessments on the Property on the basis of the fiscal year for which assessed. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Purchaser assuming the obligation to pay any installments due after the Closing Date).

(b) Subject to this Section 5.4.1(b), all fixed rent and regularly scheduled items of additional rent under the Leases, and other tenant charges if, as and when received. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable cash security deposits (to the extent the foregoing were made by tenants under the Leases and are not applied or forfeited prior to the Closing Date) to Purchaser on the Closing Date. Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Purchaser shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Purchaser shall not be required to litigate or declare a default in any Lease and in no event shall Purchaser incur any liability to Seller for failure to collect such delinquencies). To the extent Purchaser receives rents on or after the Closing Date, such payments shall be applied first toward the rents for the month in which such payment is collected, second to the rents for the month in which Closing occurs, third to any delinquent rents owed to Seller, with Seller’s share thereof being held by Purchaser in trust for Seller and promptly delivered to Seller by Purchaser, and fourth toward any rents that shall then be due and payable to Purchaser.

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Purchaser may not waive any delinquent rents nor modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller’s written consent. Seller reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to Seller (but shall not be entitled to terminate or threaten to terminate any lease or any tenant’s right to possession), which right shall include the right to continue or commence legal actions or proceedings against any tenant, provided that with respect to any rents or other amounts so collected by Seller, Purchaser’s share thereof, if any, shall be held by Seller in trust for Purchaser and promptly delivered to Purchaser by Seller following the conclusion of such legal action or proceeding, if any. Delivery of the Assignment and Assumption of Leases and Contracts shall not constitute a waiver by Seller of such right, and such right shall survive the Closing. Purchaser shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default under any Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.

(c) Tenants of the Property may be obligated to pay, as additional rent, certain percentage rent, escalations in base rent and pass throughs of operating and similar expenses pursuant to the terms of the Leases (collectively, “Additional Rents”). Seller shall send all tenants at the Property reconciliation statements for calendar year 2011 prior to Closing and shall remain exclusively liable for any Additional Rents attributable to such calendar year. Purchaser shall cooperate with Seller and the applicable tenants to conduct and conclude such reconciliation; provided, however, Purchaser shall not be required to incur any third party out-of-pocket costs or expenses in connection with such cooperation with Seller. If Seller collected estimated prepayments of Additional Rents during calendar year 2011 in excess of any tenant’s share of such expenses, then Seller shall be solely responsible for crediting or repaying those amounts to the appropriate tenants under the Leases. If Seller under-collected estimated prepayments of Additional Rents during calendar year 2011, then Seller shall be solely entitled to any reimbursement from the tenants with respect to such amounts and Purchaser shall promptly remit to Seller any amounts received by Purchaser from such tenants with respect to such Additional Rents if received after Closing; Purchaser shall reasonably cooperate with Seller to pursue the collection of any such amount in the ordinary course of business (but Purchaser shall not be required to incur any third party out-of-pocket costs or expenses in connection therewith or litigate or declare a default in any Lease and, provided that Purchaser shall have complied with the foregoing obligations, in no event shall Purchaser incur any liability to Seller for failure to collect such amounts). With respect to any Additional Rents for calendar year 2012, the only proration to be made at Closing, if any, shall be a credit to Seller if Seller fully paid the operating expenses but did not receive payment of the Additional Rents for the period commencing on January 1, 2012 and ending on the Closing Date (the “Stub Period”), or a credit to Purchaser if Seller did not pay the operating expenses but received the Additional Rents for the Stub Period (in each case the credit being the amount of the Additional Rents billed to the tenants for the Stub Period). There shall be no further reconciliation after the Closing with respect to 2012 Additional Rents. Seller shall be entitled to collect any Additional Rents directly from tenants who are no longer in occupancy of space at the Property, to the extent relating to its period of ownership.

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(d) Charges and payments under Contracts or permitted renewals or replacements thereof assigned to Purchaser pursuant to the Assignment and Assumption of Leases and Contracts and any fees or expenses in connection with any agreements recorded against the Property and which are not eliminated as an Unpermitted Exception pursuant to Section 4.1.

(e) Any prepaid items, including fees for licenses which are transferred to Purchaser at the Closing and annual permit and inspection fees required by applicable law.

(f) Utilities, including telephone, steam, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available (but in no event later than one hundred twenty (120) days following the date of Closing), or if current meter readings are available, on the basis of such readings.

(g) Deposits with telephone and other utility companies, and any other persons or entities who supply goods or services in connection with the Property if the same are assigned to Purchaser at the Closing, which shall be credited in their entirety to Seller.

(h) Such other items as are customarily apportioned between sellers and purchasers of real properties of a type similar to the Property and located in the same geographic area as the Property, subject to Section 7.2.3(a).

5.4.2 At Closing Seller shall receive a credit for the “Purchaser Leasing Costs” (as defined below) incurred by Seller in connection with the “CytoSport Lease” (as defined below). As used herein, the term “Purchaser Leasing Costs” shall mean any brokerage and leasing commissions (in an amount not to exceed $17,000), tenant improvement costs and other costs and expenses in connection with the lease with “CytoSport” (as defined below). If Purchaser has approved any extension, renewal or expansion of any existing Lease exercised or entered into from and after the Effective Date in accordance with Section 7.2.3, then the parties shall agree to prorate any cost or expense incurred in connection with such extension, renewal or expansion at the time of such approval. Notwithstanding the foregoing, Seller shall be solely responsible for any attorneys’ fees incurred by Seller in connection with the execution of the CytoSport Lease.

5.4.3 If any of the items described in Section 5.4.1 cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error is discovered, as applicable; provided that neither party shall have the right to request apportionment or reapportionment of any such item at any time following the one hundred twentieth (120th) day after the Closing Date. If the Closing shall occur before a real estate tax rate or assessment is fixed for the tax year in which the Closing occurs, the apportionment of taxes at the Closing shall be upon the basis of the tax rate or assessment for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate or assessment is fixed, but in no event later than one (1) year following the Closing Date, the apportionment of taxes or assessments shall be recomputed and any

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discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed, which obligations shall survive the Closing.

5.4.4 The provisions of this Section 5.4 shall, subject to Section 5.4.3, survive the Closing.

6. Condemnation or Destruction of Property. If after the date hereof but prior to the Closing Date, either a material portion of the Real Property is taken pursuant to eminent domain proceedings or condemnation or any of the Improvements are materially damaged or destroyed by fire or other casualty, Seller shall promptly deliver, or cause to be delivered, to Purchaser, notice of any such eminent domain proceedings or casualty. Seller shall have no obligation to restore, repair or replace any portion of the Real Property or any such damage or destruction. Purchaser may, at its option to be exercised by delivery of written notice to Seller within ten (10) days of Seller’s notice to the Purchaser of the occurrence of such casualty or condemnation, elect not to purchase the Property, in which case the Deposit shall be promptly returned to Purchaser, and this Agreement and the obligations of the parties hereunder shall terminate (and no party hereto shall have any further obligations in connection herewith except for the Surviving Obligations). If Purchaser elects to purchase the Property notwithstanding the casualty or condemnation, Seller shall, at the Closing, assign to Purchaser all of Seller’s interest in all awards or other proceeds for such taking by eminent domain or condemnation or the proceeds of any insurance collected by Seller for such damage or destruction (unless Seller shall have repaired such damage or destruction prior to the Closing and except to the extent any such awards, proceeds or insurance are attributable to lost rents or items applicable to any period prior to the Closing), less the amount of all costs incurred by Seller in connection with the repair of such damage or destruction or collection costs of Seller respecting any awards or other proceeds for such taking by eminent domain or condemnation. In connection with any assignment of awards, proceeds or insurance hereunder, Seller shall credit Purchaser with an amount equal to the applicable deductible amount under Seller’s insurance (but not more than the amount by which the cost, as of the Closing Date, to repair the damage is greater than the amount of insurance proceeds assigned to Purchaser). For purposes of this Section 6, material damage or material condemnation shall be defined as a casualty or condemnation or eminent domain proceeding which causes damage to the Property or results in the taking of a portion of the Property valued at greater than Three Hundred Thousand Dollars ($300,000). The parties hereby waive the provisions of any statute which provides for a different outcome or treatment in the event of a casualty or a condemnation or eminent domain proceeding. The provisions of this Section 6 shall survive the Closing.

7. Representations, Warranties and Covenants.

7.1 Representations, Warranties and Covenants of Seller.

7.1.1 Representations and Warranties of Seller. Subject to the provisions of this Section 7.1.1, Seller hereby represents to Purchaser that:

(a) Leases. Seller has not entered into any leases, licenses or other occupancy agreements to which Seller is a party or is bound affecting any portion of the Property

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which will be in force after the Closing, other than the Leases. As used herein, “Leases” shall mean, collectively, (i) subject to Section 7.2.3(b), the leases described on Exhibit I attached hereto (the “Lease Exhibit”) and (ii) the CytoSport Lease, if applicable. The Leases are in full force and effect and have not, except as set forth in the Lease Exhibit, been amended and there are no security deposits under the Leases, except as set forth in the Lease Exhibit.

(b) Litigation. There are no actions, suits or proceedings pending (including condemnation actions) that have been served on Seller, or to Seller’s actual knowledge, threatened, before any commission, board, bureau, agency, arbitrator, court or tribunal affecting, or that would adversely affect, the Property or the right to occupy or utilize same (other than personal injury or property damage matters which are fully covered by Seller’s insurance and for which Purchaser shall have no liability).

(c) No Insolvency. Seller is not a debtor in any state or federal insolvency, bankruptcy or receivership proceeding.

(d) Non-Foreign Person. Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code, as amended.

(e) Contracts. Seller has not entered into any service or equipment leasing contracts relating to the Property which will be in force after the Closing, other than the Contracts. As used herein, “Contracts” shall mean, collectively, (i) the contracts described on Exhibit J attached hereto, (ii) contracts which are cancelable on thirty (30) days notice or less without premium or penalty, and (iii) contracts entered into by Seller after the date hereof in accordance with the terms hereof.

(f) Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are, or on the Closing Date will be, duly authorized, executed and delivered by and are binding upon Seller. Seller is a Delaware limited liability company, duly organized and validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement.

(g) Compliance. Seller has not received any written notice from any Governmental Authority having jurisdiction over the Property which remains uncured as to the violation of any federal, state or local laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions, zoning ordinances, fire safety laws and regulations, building codes, health code or building pollution laws.

(h) Hazardous Materials. To Seller’s actual knowledge, Seller has not received any written notice from any Governmental Authority or other party of any violation of any laws, rules or regulations pertaining to the protection of the environment or Hazardous Materials (as defined below) which has not been cured. For purposes herein, “Hazardous Materials” shall mean any substance or material that is described as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar

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import, in any of the Environmental Laws (as defined below) or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, methane, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. “Environmental Laws” shall mean all federal, state, local and quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations and guidance documents now or hereafter be enacted or promulgated as amended from time to time, in any way relating to or regulating Hazardous Materials.

Notwithstanding and without limiting the foregoing, if any of the representations or warranties of Seller that survive Closing contained in this Agreement or in any document or instrument delivered in connection herewith are materially false or inaccurate, or Seller is in material breach or default of any of its obligations under this Agreement that survive Closing, and Purchaser nonetheless closes the transactions hereunder and purchases the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon the Closing) if either (x) on or prior to Closing, Purchaser shall have had knowledge of the false or inaccurate representations or warranties or other breach or default, or (y) the accurate state of facts pertinent to such false or inaccurate representations or warranties or other breach or default was contained in any of the Information furnished, reasonably made available to or otherwise obtained by Purchaser.

The provisions of this Section 7.1.1 shall survive the Closing for a period of six (6) months.

7.1.2 GENERAL DISCLAIMER. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING TITLE TO THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY (INCLUDING THE CONDITION OF THE SOIL, AIR, WATER OR THE IMPROVEMENTS), THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTY), THE FINANCIAL CONDITION OF THE PROPERTY OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF. PURCHASER ACKNOWLEDGES THAT, DURING THE DUE DILIGENCE PERIOD, PURCHASER WILL EXAMINE, REVIEW AND INSPECT ALL MATTERS WHICH IN PURCHASER’S JUDGMENT BEAR UPON THE PROPERTY AND ITS VALUE AND SUITABILITY FOR

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PURCHASER’S PURPOSES. PURCHASER IS A SOPHISTICATED PURCHASER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY AND THAT PURCHASER HAS OR WILL HAVE ADEQUATE OPPORTUNITY TO COMPLETE ALL PHYSICAL AND FINANCIAL EXAMINATIONS (INCLUDING ALL OF THE EXAMINATIONS, REVIEWS AND INVESTIGATIONS REFERRED TO IN SECTION 4) RELATING TO THE ACQUISITION OF THE PROPERTY HEREUNDER IT DEEMS NECESSARY, AND WILL ACQUIRE THE SAME SOLELY ON THE BASIS OF AND IN RELIANCE UPON SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (OTHER THAN AS EXPRESSLY PROVIDED HEREIN). EXCEPT AS TO MATTERS SPECIFICALLY SET FORTH IN THIS AGREEMENT: (A) PURCHASER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY, AND (B) WITHOUT LIMITING THE FOREGOING, PURCHASER WAIVES ANY RIGHT IT OTHERWISE MAY HAVE AT LAW OR IN EQUITY, INCLUDING THE RIGHT TO SEEK DAMAGES FROM SELLER IN CONNECTION WITH THE ENVIRONMENTAL CONDITION OF THE PROPERTY, INCLUDING ANY RIGHT OF CONTRIBUTION UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT, EXCEPT TO THE EXTENT SUCH DAMAGE IS CAUSED BY SELLER’S BREACH OF ANY REPRESENTATION AND WARRANTY SET FORTH IN SECTION 7.1 ABOVE. THE PROVISIONS OF THIS SECTION 7.1.2 SHALL SURVIVE THE CLOSING.

7.2 Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement in accordance with the terms hereof:

7.2.1 Seller shall maintain the Property in substantially the same manner as prior hereto pursuant to Seller’s normal course of business (but not including the obligation to perform capital expenditures or expenditures which are not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller.

7.2.2 Subject to the terms set forth in this Section 7.2.2, Seller may cancel, modify, extend, renew or permit the expiration of contracts or enter into any new service contract without Purchaser’s consent. After the expiration of the Due Diligence Period, Seller shall not modify, extend, renew or cancel (except as a result of a default by the other party thereunder) or enter into any additional service contracts or other similar agreements without the prior consent of Purchaser, which consent shall not be unreasonably withheld or delayed; provided, however, Purchaser’s consent shall not be required if such contract is cancelable upon not more than thirty (30) days notice without premium or penalty. Purchaser’s failure to disapprove any request for consent by Seller under this Section 7.2.2 within three (3) Business Days following Seller’s request therefor shall be deemed to constitute Purchaser’s consent thereto.

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7.2.3

(a) Prior to the expiration of the Due Diligence Period, Seller shall not enter into any new leases, or modifications of existing Leases without obtaining Purchaser’s consent thereto, which consent shall not be unreasonably withheld or delayed. Following the expiration of the Due Diligence Period, Seller shall not enter into any new leases, or modifications of existing Leases without obtaining Purchaser’s consent thereto, which consent may be withheld in Purchaser’s sole and absolute discretion. Notwithstanding the foregoing, Seller has recently executed a lease (the “CytoSport Lease”) for 24,000 square feet of space at the Property to “CytoSport, Inc.” (“CytoSport”). Seller acknowledges receipt of an executed copy of the CytoSport Lease, CytoSport’s financial statements and any other information that has been delivered by CytoSport to Seller and Purchaser hereby approves the same.

(b) Notwithstanding anything to the contrary contained in this Agreement: (i) Seller makes no representations and assumes no responsibility with respect to the continued occupancy of the Property or any part thereof by any tenant, (ii) the removal of a tenant whether by summary proceedings or otherwise prior to the Closing Date as a result of a tenant default under its respective lease shall not give rise to any claim on the part of Purchaser and (iii) it shall not be grounds for Purchaser’s refusal to close this transaction that any tenant is a holdover tenant or in default under its Lease on the Closing Date and Purchaser shall accept title subject to such holding over or default without an abatement in or credit against the Purchase Price.

7.2.4 Seller shall keep in force and effect with respect to the Property the insurance policies currently carried by Seller or policies providing similar coverage through the Closing Date.

7.2.5 From the Effective Date until Closing, Seller shall not transfer or remove any Personal Property from the Property except for the purpose of repair or replacement thereof. Any items of Personal Property replaced after the Effective Date will be installed prior to Closing and will be of substantially similar quality of the item of Personal Property being replaced. Seller shall promptly provide Purchaser with written notice of any such transfer, removal, or replacement of Personal Property.

7.2.6 From the Effective Date until Closing, Seller shall not knowingly take any action that Seller knows would result (or would likely result) in a failure to comply in all material respects with all laws, ordinances, rules and regulations of any Governmental Authority (collectively, the “Governmental Regulations”), applicable to the Property, it being understood and agreed that prior to Closing, Seller will have the right to contest any such Governmental Regulations without Purchaser’s reasonable consent.

7.3 Representations, Warranties and Covenants of Purchaser. Purchaser hereby represents and warrants to Seller that this Agreement and all agreements, instruments and documents herein provided to be executed or caused to be executed by Purchaser are, or on the Closing Date will be, duly authorized, executed and delivered by and are binding upon Purchaser. Purchaser is a corporation, duly organized and validly existing and in good standing under the laws of the State of California and is duly authorized and qualified to do all things required of it under this Agreement. Purchaser is not a debtor in any state or federal insolvency, bankruptcy or receivership proceeding. The representations and warranties of Purchaser shall survive the Closing for a period of twelve (12) months.

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8. Release.

8.1 RELEASE. EFFECTIVE AS OF THE CLOSING, PURCHASER SHALL BE DEEMED TO HAVE RELEASED SELLER AND ALL SELLER RELATED PARTIES FROM ALL CLAIMS WHICH PURCHASER OR ANY AGENT, REPRESENTATIVE, AFFILIATE, EMPLOYEE, DIRECTOR, OFFICER, PARTNER, MEMBER, SERVANT, SHAREHOLDER OR OTHER PERSON OR ENTITY ACTING ON PURCHASER’S BEHALF OR OTHERWISE RELATED TO OR AFFILIATED WITH PURCHASER (EACH, A “PURCHASER RELATED PARTY”) HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE LEASES AND THE TENANTS THEREUNDER, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF ALL OR ANY PORTION OF THE PROPERTY AND ANY ENVIRONMENTAL CONDITIONS, AND PURCHASER SHALL NOT LOOK TO SELLER OR ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION, PROVIDED THAT THIS RELEASE SHALL NOT BE APPLICABLE TO CLAIMS ARISING OUT OF THE EXPRESS COVENANTS, REPRESENTATIONS, OR WARRANTIES SET FORTH IN THIS AGREEMENT THAT SHALL EXPRESSLY SURVIVE THE CLOSING.

AS PART OF THE PROVISIONS OF THIS SECTION, BUT NOT AS A LIMITATION THEREON, PURCHASER HEREBY AGREES THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND PURCHASER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS, INCLUDING SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

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IN THIS CONNECTION AND TO THE FULLEST EXTENT PERMITTED BY LAW, PURCHASER HEREBY AGREES THAT PURCHASER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO PURCHASER MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND PURCHASER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT PURCHASER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER AND ALL SELLER RELATED PARTIES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH MIGHT IN ANY WAY BE INCLUDED IN THE WAIVERS AND MATTERS RELEASED AS SET FORTH IN THIS PARAGRAPH. THE PROVISIONS OF THIS SECTION ARE MATERIAL AND INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY PURCHASER IN EXCHANGE FOR SELLER’S PERFORMANCE HEREUNDER.

PURCHASER’S INITIAL:	/s/ WP	SELLER’S INITIAL:	/s/ EC

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8.2 Survival. The provisions of this Section 8 shall survive the Closing or the termination of this Agreement.

9. Remedies For Default and Disposition of the Deposit.

9.1 SELLER DEFAULT. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER’S DEFAULT HEREUNDER, THEN PURCHASER SHALL HAVE, AS ITS SOLE AND EXCLUSIVE REMEDIES (ALL OTHER RIGHTS AND/OR REMEDIES, WHETHER AVAILABLE AT LAW OR IN EQUITY, BEING IRREVOCABLY WAIVED) THE RIGHT TO EITHER (A) TERMINATE THIS AGREEMENT (IN WHICH EVENT THE DEPOSIT SHALL BE RETURNED TO PURCHASER AND PURCHASER SHALL BE ENTITLED TO THE “PURCHASER’S TRANSACTION COSTS” (AS DEFINED BELOW)) AND NEITHER PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER EXCEPT WITH RESPECT TO THE SURVIVING OBLIGATIONS, PURCHASER HEREBY WAIVING ANY RIGHT OR CLAIM TO DAMAGES FOR SELLER’S BREACH, OR (B) SPECIFICALLY ENFORCE SELLER’S OBLIGATION TO TRANSFER THE PROPERTY (IT BEING ACKNOWLEDGED THAT THE REMEDY OF SPECIFIC PERFORMANCE SHALL NOT BE APPLICABLE TO ANY OTHER COVENANT OR AGREEMENT OF SELLER CONTAINED HEREIN); PROVIDED THAT ANY ACTION BY PURCHASER FOR SPECIFIC PERFORMANCE MUST BE FILED, IF AT ALL, WITHIN THIRTY (30) DAYS OF DISCOVERY OF SELLER’S DEFAULT, AND THE FAILURE TO FILE WITHIN SUCH PERIOD SHALL CONSTITUTE A WAIVER BY PURCHASER OF SUCH RIGHT AND REMEDY. IF PURCHASER SHALL NOT HAVE FILED AN ACTION FOR SPECIFIC PERFORMANCE WITHIN THE AFOREMENTIONED TIME PERIOD OR SO NOTIFIED SELLER OF ITS ELECTION TO TERMINATE THIS AGREEMENT, PURCHASER’S SOLE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH CLAUSE (A) ABOVE. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 9.1 WILL LIMIT PURCHASER’S REMEDIES AT LAW, IN EQUITY OR AS HEREIN PROVIDED IN THE EVENT OF A BREACH BY SELLER OF ANY OF THE SURVIVING OBLIGATIONS. In the event Purchaser terminates this Agreement as a result of Seller’s default, then Seller shall reimburse to Purchaser, within ten (10) Business Days after Purchaser’s written request therefor, Purchaser’s actual, third party, out-of-pocket costs and expenses incurred in connection with this Agreement and the transaction contemplated by this Agreement (which were incurred prior to or after the date of this Agreement), including, without limitation, the actual, third party, out-of-pocket costs and expenses in an amount not to exceed $50,000 incurred by Purchaser in connection with: (A) negotiating this Agreement, (B) obtaining the Survey, and (C) Purchaser’s investigations and due diligence activities with respect to the Property (collectively, “Purchaser’s Transaction Costs”), provided, that Purchaser shall deliver to Seller a copy of third-party invoices, together with reasonable supporting documentation of such costs and expenses and evidence of payment of such costs.

9.2 PURCHASER DEFAULT. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF PURCHASER’S DEFAULT HEREUNDER, THEN THIS AGREEMENT SHALL TERMINATE AND THE RETENTION

23

OF THE DEPOSIT SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, SUBJECT TO THE SURVIVING OBLIGATIONS; PROVIDED, HOWEVER, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO LIMIT SELLER’S RIGHTS OR DAMAGES UNDER ANY INDEMNITIES GIVEN BY PURCHASER TO SELLER UNDER THIS AGREEMENT. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY PURCHASER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF PURCHASER’S BREACH OR DEFAULT.

IN PLACING THEIR INITIALS AT THE PLACES PROVIDED, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. FURTHERMORE, EXCEPT FOR PURCHASER’S RIGHT TO SPECIFICALLY ENFORCE THIS AGREEMENT PURSUANT TO SECTION 9.1, PURCHASER SHALL HAVE NO RIGHT TO SEEK DECLARATORY AND/OR INJUNCTIVE RELIEF AND/OR EQUITABLE RELIEF, OR TO RECORD A NOTICE OF THIS AGREEMENT OR ANY RIGHTS IT MAY HAVE HEREUNDER, OR TO RECORD OR FILE A NOTICE OF PENDENCY OF ANY ACTION OR PROCEEDINGS TO ENFORCE THIS AGREEMENT.

Seller:		Purchaser:

Initial here:	/s/ EC	Initial here:	/s/ WP

9.3 Disposition of Deposit. If the transaction contemplated by this Agreement shall close, then the Deposit shall be applied as a partial payment of the Purchase Price.

10. Intentionally Omitted.

24

11. Miscellaneous.

11.1 Brokers.

11.1.1 Except as provided in Section 11.1.2 below, Seller represents and warrants to Purchaser, and Purchaser represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with the sale contemplated under this Agreement. In the event of a claim for broker’s or finder’s fee or commissions in connection with the sale contemplated by this Agreement, then Seller shall indemnify, defend and hold harmless Purchaser from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Purchaser shall indemnify, defend and hold harmless Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Purchaser.

11.1.2 If and only if the sale contemplated hereunder closes, Seller has agreed to pay a brokerage commission to Cornish and Carey (“Broker”) pursuant to a separate written agreement between Seller and Broker. Section 11.1.1 is not intended to apply to leasing commissions incurred in accordance with this Agreement.

11.2 Limitation of Liability.

11.2.1 Notwithstanding anything to the contrary contained in this Agreement or any documents executed in connection herewith, if the Closing of the transaction contemplated hereunder shall have occurred, (i) the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement or any document or certificate executed or delivered in connection herewith shall not exceed Five Hundred Fifty Thousand Dollars ($550,000) (the “Liability Ceiling”) and (ii) in no event shall Seller have any liability to Purchaser unless and until the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement or any document or certificate executed or delivered in connection herewith shall exceed Fifty Thousand and 00/100 Dollars ($50,000) (the “Liability Floor”). If Seller’s aggregate liability to Purchaser shall exceed the Liability Floor, then Seller shall be liable for the entire amount thereof up to but not exceeding the Liability Ceiling.

11.2.2 No shareholder or agent of Seller or Purchaser, nor any Seller Related Parties or Purchaser Related Parties, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser or Seller, as the case may be, and its respective successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s or Purchaser’s assets, respectively (which, with respect to Seller, shall include Seller’s proceeds from the sale contemplated in this Agreement), for the payment of any claim or for any performance, and Purchaser and Seller, on behalf of itself and its respective successors and assigns, hereby waive any and all such personal liability.

25

11.3 Exhibits; Entire Agreement; Modification. All exhibits attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of ) this Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes any and all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

11.4 Time of the Essence; Business Days. Time is of the essence of this Agreement. However, whenever any action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-Business Day, then such period (or date) shall be extended until the next succeeding Business Day. As used herein, the term “Business Day” shall be deemed to mean any day, other than a Saturday or Sunday or a day on which commercial banks in the State of New York or in the State of California are not required to be open or are authorized to be closed for business.

11.5 Interpretation. Section headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to wit, that ambiguities in this Agreement should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement.

11.6 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

11.7 Successors and Assigns. Prior to Closing and upon at least three (3) Business Days notice, Purchaser may assign this Agreement and all rights and obligations hereunder without Seller’s consent to any parent, subsidiary or affiliate of Purchaser under the control of or common control with Purchaser. For the purposes of this Section 11.7, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. Except as set forth in the immediately preceding sentence, Purchaser may not assign or transfer its rights or obligations under this Agreement without the prior written consent of the Seller, which consent may be given or withheld in the sole and absolute discretion of Seller, provided that, in the event of such an assignment or transfer, the transferee shall assume in writing all of the transferor’s obligations hereunder (but Purchaser or any subsequent transferor shall not be released from obligations hereunder). Notwithstanding and without limiting the foregoing, no consent given by Seller to any transfer or assignment of Purchaser’s rights or obligations hereunder shall be deemed to constitute a consent to any other transfer or assignment of Purchaser’s rights or obligations hereunder and no transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

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11.8 Notices. All notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be (a) delivered in person or by facsimile transmission, with receipt thereof confirmed by printed facsimile acknowledgment (with a confirmation copy delivered in person or by overnight delivery contemporaneously therewith), (b) by overnight delivery with any reputable overnight courier service, or (c) by deposit in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, and shall be effective upon receipt (whether refused or accepted) and, in each case, addressed as follows:

To Seller:

c/o J.P. Morgan Investment Management Inc. 2029 Century Park East Suite 4150
Los Angeles, California 90067
Attention:	Michael Yoo
Facsimile:	(310) 860-7047
Telephone:	(310) 860-7126

With a Copy To:

c/o J.P. Morgan Investment Management Inc. P.O. Box 5005 New York, New York 10163-5005

With a Copy To:

Stroock & Stroock & Lavan LLP
2029 Century Park East, 16th Floor Los Angeles, California 90067
Attention:	Stuart Graiwer, Esq.
Facsimile:	(310) 407-6483
Telephone:	(310) 556-5983

To Purchaser:

Bebe Studio Realty, Inc. 400 Valley Drive Brisbane, California 94005
Attention:	COO/CFO
Facsimile:	(415) 657-4437
Telephone:	(415) 657-4424

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With a Copy To:

Bebe Studio Realty, Inc. 400 Valley Drive Brisbane, California 94005
Attention:	General Counsel and Vice President
Facsimile:	(415) 657-4437
Telephone:	(415) 657-4424

With a Copy To:

Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attention:	Gerben Hoeksma, Esq.
Facsimile:	(310) 788-2410
Telephone:	(310) 788-2400

11.9 Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any other person other than the parties hereto and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.

11.10 Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction, and that such legal costs shall not be part of the closing costs. In addition, if either Purchaser or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency, arbitrator or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation actually incurred. The foregoing includes attorneys’ fees, expenses and costs of investigation (including those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.

11.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Executed copies hereof may be delivered by facsimile, PDF or email, and, upon receipt, shall be deemed originals and binding upon the parties hereto. Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by facsimile, PDF or email, the parties will use diligent efforts to deliver originals as promptly as possible after execution.

28

11.12 Effectiveness. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto. Seller shall have the right to discontinue negotiations and withdraw any draft of this Agreement at any time prior to the full execution and delivery of this Agreement by each party hereto. Except as otherwise expressly set forth in this Agreement, Purchaser assumes the risk of all costs and expenses incurred by Purchaser in any negotiations or due diligence investigations undertaken by Purchaser with respect to the Property.

11.13 No Implied Waivers. No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified in this Agreement for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

11.14 Discharge of Seller’s Obligations. Except as otherwise expressly provided in this Agreement, Purchaser’s acceptance of the Deed shall be deemed a discharge of all of the obligations of Seller hereunder and all of Seller’s representations, warranties, covenants and agreements in this Agreement shall merge in the documents and agreements executed at the Closing and shall not survive the Closing, except and to the extent that, pursuant to the express provisions of this Agreement, any of such representations, warranties, covenants or agreements are to survive the Closing.

11.15 No Recordation. Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default hereunder.

11.16 Unenforceability. If all or any portion of any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof, and such provision shall be limited and construed as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein unless doing so would materially and adversely affect a party or the benefits that such party is entitled to receive under this Agreement.

11.17 Waiver of Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY LAW, SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

11.18 Disclosure. All of the terms and conditions of this Agreement (including the identity of Purchaser and the existence of this Agreement) are confidential, and neither party shall disclose such terms and conditions or the existence of this Agreement to anyone other than

29

to legal counsel, lenders and potential lenders and other agents and representatives who need to know such information in connection with the transactions contemplated herein. Subject to the requirements of applicable laws, neither Seller nor Purchaser shall make any news releases or any public disclosure with respect to the transactions contemplated herein without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, that Seller and Purchaser shall be permitted to make any disclosure required by law.

11.19 Consents and Approvals. Except as otherwise expressly provided herein, any determination, election, approval, consent or waiver provided to be given by a party hereunder must be in a form of written communication in order to be effective and may be given or withheld in the sole and absolute discretion of such party.

11.20 California Required Natural Hazard Disclosure. Seller has commissioned the Title Company to prepare the natural hazard disclosure statement in the form required by California Civil Code Section 1103 and shall cause Title Company to deliver the same to Purchaser prior to Closing. Purchaser acknowledges that this transaction is not subject to that Civil Code Section, but that nevertheless the form promulgated therein serves to satisfy other statutory disclosure requirements of the Government Code and Public Resources Code. Seller does not warrant or represent either the accuracy or completeness of the information on such natural hazard disclosure statement, and Purchaser shall use same merely as a guideline in its overall investigation of the Property. THESE HAZARDS MAY LIMIT PURCHASER’S ABILITY TO DEVELOP THE PROPERTY, TO OBTAIN INSURANCE, OR TO RECEIVE ASSISTANCE AFTER A DISASTER. THE MAPS ON WHICH THESE DISCLOSURES ARE BASED ON ESTIMATE WHERE NATURAL HAZARDS EXIST. THEY ARE NOT DEFINITIVE INDICATORS OF WHETHER OR NOT A PROPERTY WILL BE AFFECTED BY A NATURAL DISASTER. PURCHASER MAY WISH TO OBTAIN PROFESSIONAL ADVICE REGARDING THOSE HAZARDS AND OTHER HAZARDS THAT MAY AFFECT THE PROPERTY

11.21 Survival. The provisions of this Section 11 shall survive the Closing or the termination of this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

MP BENICIA LOGISTICS, LLC, a Delaware limited liability company

By:	PRIT Core 501 (c)(25) LLC, its Sole Member

	By:	PRIT Core Realty Holdings LLC, its Managing Member

	By:	Pension Reserves Investment Trust Fund, its Managing Member

		By:	Pension Reserve Investment Management Board, as trustee of the Pension Reserves Investment Trust Fund

			By:	JP Morgan Investment Management Inc., its Authorized Agent

				By:	/s/ Edwin Chin
					Name:	Edwin Chin
					Title:	Vice President

PURCHASER:

BEBE STUDIO REALTY, INC., a California corporation

By:	/s/ Walter Parks
	Name:	Walter Parks
	Title:	Chief Operating Officer and Chief Financial Officer

31

EXHIBIT A

(Land)

Real property in the City of Benecia, County of Solano, State of California, described as follows:

PARCEL ONE:

BEGINNING AT THE MOST SOUTHERLY CORNER OF LOT 6 AS SHOWN ON THE SUBDIVISION MAP FOR “FLEETSIDE INDUSTRIAL PARK”, RECORDED JULY 24, 1985 IN BOOK 45 OF MAPS, AT PAGES 57 – 60, SOLANO COUNTY RECORDS, SAID POINT BEING A POINT ON A CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 2,032 FEET AND WHOSE RADIAL BEARS NORTH 53° 48' 41" WEST; THENCE NORTH 56° 33' 10" WEST 698.33 FEET; THENCE NORTH 33° 26' 50" EAST 82.16 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 11,359.17 FEET AND WHOSE RADIAL BEARS NORTH 56° 39' 25" WEST; THENCE NORTHERLY ALONG THE CURVE 123.91 FEET THROUGH A CENTRAL ANGLE OF 0° 37' 30" TO A POINT ON A COMPOUND CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 5,629.60 FEET AND WHOSE RADIAL BEARS NORTH 55° 55' 35" WEST; THENCE NORTHERLY ALONG THE CURVE 629.34 FEET (629.35 RECORD) THROUGH A CENTRAL ANGLE OF 6° 24' 19"; THENCE SOUTH 52° 07' 58" EAST 710.95 FEET TO A POINT ON A NONTANGENT CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 968.00 FEET AND WHOSE RADIAL BEARS NORTH 58° 41' 58" WEST; THENCE SOUTHERLY ALONG THE CURVE 110.94 FEET THROUGH A CENTRAL ANGLE OF 6° 34' 00"; THENCE SOUTH 37° 52' 02" WEST 610.43 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 2,032 FEET; THENCE SOUTHERLY ALONG THE CURVE 59.53 FEET THROUGH A CENTRAL ANGLE OF 1° 40' 43" TO THE POINT OF BEGINNING.

PARCEL TWO:

A NON-EXCLUSIVE STORM DRAIN EASEMENT FOR CONSTRUCTION, MAINTENANCE OF STORM DRAINAGE FACILITIES, WORKS, STRUCTURES AND LINES, INCLUDING REASONABLE RIGHTS OF ACCESS THERETO, AS GRANTED IN THE EASEMENT DEED RECORDED APRIL 9, 1996, SERIES NO. 96-22958, SOLANO COUNTY RECORDS, AND BEING DESCRIBED AS FOLLOWS: BEING A PORTION OF “NEW LOT 7” AS SHOWN ON THE LOT LINE ADJUSTMENT MAP RECORDED JUNE 15, 1994, SERIES NO. 1994-58782, SOLANO COUNTY RECORDS, BEGINNING AT THE MOST SOUTHERLY CORNER OF SAID “NEW LOT 7”; THENCE ALONG THE GENERAL SOUTHWEST PROPERTY LINE NORTH 52° 07' 58" WEST 10.03 FEET; THENCE NORTH 30° 42' 31" EAST 8.75 FEET; THENCE SOUTH 59° 17' 29" EAST 10.00 FEET TO A POINT ON A CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 968.00 FEET AND WHOSE RADIAL BEARS NORTH 59° 17' 29" WEST; THENCE SOUTHWEST ALONG THE CURVE 10.00 FEET THROUGH A CENTRAL ANGLE OF 0° 35' 31" TO THE POINT OF BEGINNING.

APN: 0080-301-200 AND 0080-301-210

A-1

EXHIBIT B

INTENTIONALLY OMITTED.

B-1

EXHIBIT C

DUE DILIGENCE ITEMS

1. A current preliminary title report from Title Company, together with legible copies of all documents referenced or described therein.

2. A list and complete copy of all soil reports, engineering and architectural studies, grading plans, topographical maps and similar data respecting the Property in Seller’s possession.

3. A complete copy of a survey with respect to the Property.

4. Copies of all property tax bills respecting the Property for the current year-to-date and for the preceding three (3) calendar years.

5. A written statement from Seller disclosing any material adverse facts known to Seller respecting the Property, if any.

6. Copies of any environmental or hazardous materials tests, reports, analyses, and reports regarding remediation, demolition or other similar work on or about the Property, together with any correspondence, test results, recommendations and the like, relating thereto.

7. All governmental correspondence, notices and documentation relating to use, zoning, building codes or other regulatory matters, to the extent in Seller’s possession.

8. A detailed rent roll with respect to all tenants or occupants of the Property, and complete copies of all leases and occupancy agreements, including, without limitation, all exhibits, amendments, riders and/or modifications thereto, and copies of all financial data relating to such tenants. Seller shall also provide a security deposit schedule and delinquency report with respect to the tenants and occupants of the Property.

9. A list and complete copies of all service contracts, maintenance contracts, operating contracts, management contracts and warranties relating to the Property.

10. Detailed and complete monthly operating statements respecting the Property for the current year-to-date and for the preceding three (3) calendar years. Seller shall continue to provide such operating statements to Purchaser on a monthly basis until the Closing.

C-1

EXHIBIT D

(Deed)

GRANT DEED

THIS GRANT DEED (this “Deed”) is executed as of the      day of             , 2012, from MP Benicia Logistics, LLC, a Delaware limited liability company (“Grantor”), to [                    ], a [                    ] (“Grantee”).

W I T N E S S E T H:

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor does hereby grant, bargain and sell, unto Grantee, all the real property more particularly described on Exhibit A attached hereto and made a part hereof, together with all of Grantor’s right, title and interest in all buildings, improvements, fixtures, easements, tenements, hereditaments, and appurtenances of every kind or nature belonging thereto (hereinafter collectively referred to as the “Property”), subject to the “Permitted Exceptions” (i.e., unrecorded leases with tenants in actual possession, all matters of record and all matters that would be reflected on an accurate survey, as of the time of recordation of this Deed, including the matters set forth on Exhibit B attached hereto).

WITNESS my hand.

WITNESS:

SELLER:

MP BENICIA LOGISTICS, LLC, a Delaware limited liability company

By:	PRIT Core 501 (c)(25) LLC, its Sole Member

	By:	PRIT Core Realty Holdings LLC, its Managing Member

		By:	Pension Reserves Investment Trust Fund, its Managing Member

			By:	Pension Reserve Investment Management Board, as trustee of the Pension Reserves Investment Trust Fund

				By:	JP Morgan Investment Management Inc., its Authorized Agent

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On                     , before me,                                         , personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public Signature	Notary Public Seal

EXHIBITS:

Exhibit A – Property Description

Exhibit B – Permitted Exceptions

EXHIBIT A

PROPERTY DESCRIPTION

EXHIBIT B

PERMITTED EXCEPTIONS

EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS (this “Assignment”) is executed as of the      day of             , 2012 by and between MP Benicia Logistics, LLC, a Delaware limited liability company, having an address c/o J.P. Morgan Investment Management Inc., c/o J.P. Morgan Investment Management Inc. 2029 Century Park East, Suite 4150, Los Angeles, CA 90067 (“Assignor”) and [                    ], a [                    ], having an address c/o [                                        ] (“Assignee”).

WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee the Property (as such term is described in that certain Contract of Sale dated as of                      between Assignor and Assignee).

WHEREAS, the Property is encumbered by those certain tenants (the “Tenants”) occupying space under the leases listed and described on Exhibit A attached hereto and made a part hereof (collectively, the “Tenant Leases”).

WHEREAS, in connection with its ownership and management of the Property, Assignor has entered into those certain maintenance, service and supply contracts and equipment leases, in effect on the date hereof, listed and described on Exhibit B attached hereto and made a part hereof (collectively, the “Contracts”).

WHEREAS, Assignor desires to transfer and assign to Assignee, and Assignee desires to assume as provided herein, all of Assignor’s right, title and interest in and to the Tenant Leases and the Contracts.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor in and to the Tenant Leases and the Contracts.

2.	Assignee hereby affirmatively and unconditionally assumes all of Assignor’s obligations and liabilities under the Tenant Leases and the Contracts arising from and after the date hereof.

3.

Assignor hereby agrees to protect, defend, indemnify and hold Assignee harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and third party out-of-pocket costs) (collectively, “Claims”), in connection with the Tenant Leases or Contracts that arise or accrue prior to the date hereof, except to the extent caused by the negligence or willful misconduct of Assignee. Assignee hereby agrees to protect, defend, indemnify and hold

Assignor harmless from and against any Claims in connection with the Tenant Leases or Contracts that arise or accrue from and after date hereof, except to the extent caused by the negligence or willful misconduct of Assignor.

4.	This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.

5.	The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first written above.

ASSIGNOR:

MP BENICIA LOGISTICS, LLC, a Delaware limited liability company

By:	PRIT Core 501 (c)(25) LLC, its Sole Member

	By:	PRIT Core Realty Holdings LLC, its Managing Member

		By:	Pension Reserves Investment Trust Fund, its Managing Member

			By:	Pension Reserve Investment Management Board, as trustee of the Pension Reserves Investment Trust Fund

				By:	JP Morgan Investment Management Inc., its Authorized Agent

By:
Name:
Title:

ASSIGNEE:

[	]

By:
Name:
Title:

EXHIBIT A

(List of Tenant Leases)

EXHIBIT B

(List of Contracts)

EXHIBIT F

BILL OF SALE AND GENERAL ASSIGNMENT

THIS BILL OF SALE AND GENERAL ASSIGNMENT (this “Assignment”) is executed as of the      day of             , 2012 by MP Benicia Logistics, LLC, a Delaware limited liability company, having an address c/o J.P. Morgan Investment Management Inc., 2029 Century Park East, Suite 4150, Los Angeles, CA 90067 (“Assignor”) in favor of [                    ], a [                    ], having an address c/o [                                        ] (“Assignee”).

WHEREAS, Assignee is this day purchasing from Assignor and Assignor is conveying to Assignee the Property (as such term is described in that certain Contract of Sale dated as of                      between Assignor and Assignee (the “Agreement”)).

WHEREAS, Assignor desires to assign, transfer, setover and deliver to Assignee all of Assignor’s rights, if any, in and to the Personal Property and the Intangible Property (as such terms are defined in the Agreement) (collectively, the “Assigned Properties”) to the extent assignable.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Assignor hereby assigns, transfers, sets over and delivers to Assignee, its successors and assigns, all of Assignor’s right, title and interest, if any, in and to the Assigned Properties.

2.	This Assignment is made without warranty, representation, or guaranty by, or recourse against Assignor of any kind whatsoever.

3.	This Assignment may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument, and shall be binding and effective when all parties hereto have executed and delivered at least one counterpart.

4.	The terms and provisions of this Assignment shall be binding upon and inure to the benefit of the respective parties hereto, and their respective successors and assigns.

F-1

IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed as of the day and year first written above.

ASSIGNOR:

MP BENICIA LOGISTICS, LLC, a Delaware limited liability company

By:	PRIT Core 501 (c)(25) LLC, its Sole Member

	By:	PRIT Core Realty Holdings LLC, its Managing Member

		By:	Pension Reserves Investment Trust Fund, its Managing Member

			By:	Pension Reserve Investment Management Board, as trustee of the Pension Reserves Investment Trust Fund

				By:	JP Morgan Investment Management Inc., its Authorized Agent

By:
Name:
Title:

F-2

EXHIBIT G

CERTIFICATION OF NON-FOREIGN STATUS UNDER

TREASURY REGULATIONS SECTION 1.1445-2(b)

(NON-DISREGARDED ENTITY GRANTOR/TRANSFEROR)

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by MP Benicia Logistics, a Delaware limited liability company (“MPBL”) the undersigned hereby certifies the following on behalf of MPBL:

1. MPBL is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. MPBL is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii);

3. MPBL’s U.S. employer identification number is                     ; and

4. MPBL’s office address is                                         .

MPBL understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of MPBL.

G-1

Dated:

MP BENICIA LOGISTICS, LLC, a Delaware limited liability company

By:	PRIT Core 501 (c)(25) LLC, its Sole Member

	By:	PRIT Core Realty Holdings LLC, its Managing Member

		By:	Pension Reserves Investment Trust Fund, its Managing Member

			By:	Pension Reserve Investment Management Board, as trustee of the Pension Reserves Investment Trust Fund

				By:	JP Morgan Investment Management Inc., its Authorized Agent

By:
Name:
Title:

G-2

EXHIBIT H

(Form of Tenant Notice)

MP Benicia Logistics, LLC

c/o J. P Morgan Investment Management Inc.

2029 Century Park East, Suite 1800

Los Angeles, CA 90067

             , 2012

By Certified Mail -

Return Receipt Requested

Re:	Lease (the “Lease”) dated between (“Landlord”) and encumbering certain real property known as , , (the “Property”)

Ladies and Gentlemen:

Please be advised that (1) Landlord has conveyed all of its right, title and interest in and to the Property, including its interest as landlord under the Lease, to                                          (“Purchaser”), and (2) Purchaser has assumed Landlord’s obligations under the Lease.

Accordingly, effective as of the date hereof, you are hereby notified and directed to deliver all future rent and additional rent payments due under the Lease, and any notices, inquiries or requests relating thereto, to Purchaser at:

H-1

In addition, all security deposits held by Landlord, if any, together with any interest earned thereon, have been transferred to Purchaser.

Very truly yours,

“LANDLORD”:

MP BENICIA LOGISTICS, LLC, a Delaware limited liability company

By:	PRIT Core 501 (c)(25) LLC, its Sole Member

	By:	PRIT Core Realty Holdings LLC, its Managing Member

		By:	Pension Reserves Investment Trust Fund, its Managing Member

			By:	Pension Reserve Investment Management Board, as trustee of the Pension Reserves Investment Trust Fund

				By:	JP Morgan Investment Management Inc., its Authorized Agent

By:
Name:
Title:

H-2

EXHIBIT I

(Lease Exhibit)

I-1

EXHIBIT J

(Contracts)

J-1

EXHIBIT K-1

FORM OF TENANT ESTOPPEL CERTIFICATE

TO:	Bebe Studio Realty, Inc.

400 Valley Drive

Brisbane, California 94005

Attention: COO/CFO

The undersigned (the “Tenant”) hereby certifies to Bebe Studio Realty, Inc., a California corporation, and its successors and assigns (the “Buyer”), the Buyer’s lender and to MP Benecia Logistics, LLC, a Delaware limited liability company (the “Landlord”), the following information with respect to that certain Lease, dated                      (the “Lease”) and Tenant agrees that Landlord, Buyer and Buyer’s lender may rely upon the same:

1. A true, correct and complete copy of the Lease (including all addenda, riders, amendments, modifications and supplements to the Lease) is attached as Exhibit “1”) and each such document is listed below:

a.

b.

c.

d.

e.

f.

2. The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Premises and the Lease has not been modified, changed, altered or amended in any respect except as set forth above.

3. The term of the Lease commenced on                     ,             , and, including any presently exercised option or renewal term, will expire on                    ,             . Tenant has accepted possession of the Premises and is the actual occupant in possession and has not sublet, assigned or hypothecated Tenant’s leasehold interest, except as follows:                                         .

4. All improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and Landlord has paid in full all construction allowances and any allowances and inducements due and payable to Tenant except:                                         .

5. As of the date of this Estoppel Certificate, Tenant has neither delivered to Landlord nor received from Landlord notice of an event of default which remains uncured.

6. Tenant is currently obligated to pay base rental of $             in monthly installments of $             per month and monthly installments of base rental have been paid through             , 20    . The Lease contains the following base rent step ups:                                         .

7. Operating costs, taxes, common area expenses and other pass throughs are presently paid in monthly installments of $             for operating and common area expenses and $             for taxes. Percentage rent is paid as follows:                     . Percentage rent has been paid through             , if applicable. No other rent has been paid more than one (1) month in advance and Tenant has no claim or defense against Landlord under the Lease and is asserting no offsets or credits against either the rent or Landlord. Tenant has no claim against Landlord for any security or other deposits except $             which was paid pursuant to the Lease.

8. Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor any right or interest with respect to the Premises other than as Tenant under the Lease.

9. Tenant has no option, right of first offer or right of first refusal to lease or occupy any other space within the property of which the Premises are a part, except                                         . Tenant has no right to renew or extend the terms of the Lease except                                         .

10. Tenant has no preferential right to parking spaces or storage area except                                         .

11. Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other concession except                                         .

12. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other State action brought under such bankruptcy laws with respect to Tenant.

13. Tenant recognizes and acknowledges it is executing this Tenant Estoppel Certificate with the intent that Landlord, the Buyer and Buyer’s lenders may rely hereon.

Dated:             , 2012

Very truly yours,

, a

By:
Name:
Title:

[IN THE EVENT THE LEASE IS GUARANTEED BY A THIRD PARTY, ADD THE GUARANTOR ESTOPPEL PROVISION BELOW.]

The undersigned is the guarantor (“Guarantor”) pursuant to that certain [Guaranty of Lease] dated             ,             (the “Guaranty”) executed in connection with the above-referenced Lease. Guarantor certifies that there are no amendments, modifications or supplements to the Guaranty except as attached hereto as Exhibit “2”. Guarantor certifies that true, correct and complete copies of the Guaranty and all amendments, modifications and supplements thereto are attached hereto as Exhibit “2”, and the Guaranty (including all such amendments, modifications and supplements thereto), is in full force and effect, and represents the entire agreement between Guarantor and Landlord with respect to the Premises and the Building.

“Guarantor”

, a

By:
Name:
Title:

[ATTACH ALL DOCUMENTS COMPRISING THE GUARANTY AS EXHIBIT “2”]

EXHIBIT K-2

SELLER’S ESTOPPEL CERTIFICATE

This Seller’s Estoppel Certificate is executed and delivered as of the      day of             , 2012 pursuant to, and is subject to the terms and provisions of that certain Contract of Sale (the “Contract”) dated                      between MP Benicia Logistics, LLC, a Delaware limited liability company (“Seller”) and [                                        ] (“Purchaser”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Contact.

In connection with the sale of the Property to Purchaser,                                          (“Tenant”) has failed to sign and return a Tenant Estoppel Certificate pertaining to the lease (the “Lease”) dated as of                     , by and between Seller, as landlord, and Tenant, as tenant, which Lease encumbers a portion of the Property. Seller, therefore, represents and warrants to Purchaser the following with respect to the Lease:

1.	To Seller’s actual knowledge, attached hereto and made a part hereof as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. To Seller’s actual knowledge, the documents described on Exhibit A attached hereto and made a part hereof represent the entire agreement between the parties as to the Property.

2.	To Seller’s actual knowledge, the Lease commenced on .

3.	To Seller’s actual knowledge, the current monthly amount of rent due under the Lease is $ , which rent has been paid in full through the month of , 2012

4.	To Seller’s actual knowledge, all tenant improvements and other such construction work required to be performed by Landlord pursuant to the Lease has been completed.

References made hereunder to “Seller’s actual knowledge” shall refer only to the current actual (as opposed to constructive) knowledge of Michael Yoo and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any parent, subsidiary or affiliate of Seller or to any other officer, agent, manager, representative or employee of Seller or to impose upon Michael Yoo any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.

The undersigned acknowledges that this Seller’s Estoppel Certificate is being delivered to Purchaser, and that said Purchaser will be relying upon the statements contained herein in purchasing the Property from Seller. Notwithstanding the foregoing, this Seller’s Estoppel Certificate shall be of no force or effect and Seller shall be relieved from any liability hereunder upon the sooner to occur of (a) ninety (90) days following the Closing Date and (b) the date of delivery to Purchaser of a Tenant Estoppel Certificate executed by Tenant.

K-1

IN WITNESS WHEREOF, Seller has caused this Seller’s Estoppel Certificate to be duly executed as of the      day of             , 2012.

SELLER:

MP BENICIA LOGISTICS, LLC, a Delaware limited liability company

By:	PRIT Core 501 (c)(25) LLC, its Sole Member

	By:	PRIT Core Realty Holdings LLC, its Managing Member

		By:	Pension Reserves Investment Trust Fund, its Managing Member

			By:	Pension Reserve Investment Management Board, as trustee of the Pension Reserves Investment Trust Fund

				By:	JP Morgan Investment Management Inc., its Authorized Agent

By:
Name:
Title:

K-2

EXHIBIT L

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), dated as of the      day of             , 2012, is among First American Title Insurance Company, (“Escrowee”), MP Benicia Logistics, LLC, a Delaware limited liability company, (“Seller”), and Bebe Studio Realty, Inc., a California corporation (“Purchaser”).

W I T N E S S E T H

WHEREAS, Seller and Purchaser entered into that certain Contract of Sale dated as of             , 2012, for the purchase and sale of the property known as “Benicia Logistics Center” (the “Property”), as more particularly described therein (hereinafter referred to as the “Contract”);

WHEREAS, the Contract provides for the terms and conditions applicable to the sale and purchase of the Property and the performance obligations and rights of Seller and Purchaser; and

WHEREAS, Seller and Purchaser agree, pursuant to the Contract, that Escrowee shall hold, in escrow the Deposit (capitalized terms not otherwise defined herein are defined pursuant to Paragraph 6 hereof) and any other documents required to be held by Escrowee pursuant to the Contract (collectively, the “Closing Documents”) in accordance with the terms and conditions of the Contract and this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. Appointment of Agent.

1.1 Purchaser and Seller hereby appoint Escrowee to act as their escrow agent on the terms and conditions hereinafter set forth, and Escrowee accepts such appointment.

1.2 Escrowee agrees to hold the Deposit and any other documents required to be held by Escrowee pursuant to the Contract on behalf of the parties to the Contract, and to apply, disburse and deliver the Deposit and Closing Documents as provided in the Contract and this Agreement. In the event of any conflict between the terms and conditions of the Contract and the terms or conditions of this Agreement, as to the obligations of Escrowee, the terms and conditions of this Agreement shall govern and control.

2. Disposition of the Deposit and Closing Documents.

2.1 Escrowee shall hold the Deposit in an interest bearing savings account which rate of interest need not be maximized. Escrowee shall not commingle the Deposit with any other funds.

2.2 Escrowee shall pay the Deposit to Seller or otherwise in accordance with the terms of the Contract. If prior to the Closing, either party makes a demand upon Escrowee for delivery of the Deposit or for the disbursement of any Closing Documents then being held by

Escrowee, Escrowee shall give notice to the other party of such demand, except with respect to a demand made by Purchaser pursuant to Section 4.2.2 of the Contract, in which event the Deposit shall be automatically delivered to Purchaser pursuant to the terms of such Section 4.2.2 and the terms set forth in this Section 2.2 shall not apply. If a notice of objection to the proposed payment is not received from the other party within seven (7) Business Days after the giving of notice by Escrowee, Escrowee is hereby authorized to deliver the Deposit or Closing Documents, as applicable, to the party who made the demand. If Escrowee receives a notice of objection within said period, then Escrowee shall continue to hold the Deposit or Closing Documents, as applicable, and thereafter pay or disburse it, as the case may be, to the party entitled when Escrowee receives (a) notice from the objecting party withdrawing the objection, or (b) a notice signed by both parties directing disposition of the Deposit or Closing Documents, or (c) a judgment or order of a court of competent jurisdiction.

2.3 Nothing in this Section 2 shall have any effect whatsoever upon Escrowee’s rights, duties, and obligations under Section 3.

3. Concerning Escrowee.

3.1 Escrowee shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to Escrowee without verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document;

3.2 Escrowee shall not be bound in any way by any other contract or understanding between the Seller and Purchaser, whether or not Escrowee has knowledge thereof or consents thereto unless such consent is given in writing;

3.3 Escrowee’s sole duties and responsibilities shall be to hold and disburse the Deposit and Closing Documents in accordance with this Agreement and the Contract; provided, however, that Escrowee shall have no responsibility for the clearing or collection of the check representing the Deposit;

3.4 Upon the disbursement of the Deposit and Closing Documents in accordance with this Agreement, Escrowee shall be relieved and released from any liability under this Agreement;

3.5 Escrowee may resign at any time upon at least ten (10) Business Days prior written notice to the Seller and Purchaser hereto. If, prior to the effective date of such resignation, the Seller and Purchaser hereto shall have approved, in writing, a successor escrow agent, then upon the resignation of Escrowee, Escrowee shall deliver the Deposit and any Closing Documents then held by Escrowee to such successor escrow agent. From and after such resignation and the delivery of the Deposit and Closing Documents to such successor escrow agent, Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent. If for any reason Seller and Purchaser shall not approve a successor escrow agent within such period, Escrowee may bring any appropriate action or proceeding for leave to deposit the Deposit and Closing Documents with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit or transfer Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement;

3.6 Seller and Purchaser hereby agree to, jointly and severally, indemnify, defend and hold harmless Escrowee from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, Escrowee (including reasonable attorneys’ fees and disbursements) by reason of Escrowee performing its obligations pursuant to, and in accordance with, the terms of this Agreement, but in no event shall Escrowee be indemnified for its negligence, willful misconduct or breach of the terms of this Agreement;

3.7 In the event that a dispute shall arise in connection with this Agreement or the Contract, or as to the rights of Seller and Purchaser in and to, or the disposition of, the Deposit or Closing Documents, Escrowee shall have the right to (w) hold and retain all or any part of the Deposit or Closing Documents until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Deposit or Closing Documents in an appropriate court of law, following which Escrowee shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the State of California, or (z) interplead Seller or Purchaser in any action or proceeding which may be brought to determine the rights of Seller and Purchaser to all or any part of the Deposit or Closing Documents; and

3.8 Escrowee shall not have any liability or obligation for loss of all or any portion of the Deposit by reason of the insolvency or failure of the institution of depository with whom the escrow account is maintained.

4. Termination.

This Agreement shall automatically terminate upon the delivery or disbursement by Escrowee of the Deposit or Closing Documents in accordance with the terms of the Contract and terms of this Agreement, as applicable.

5. Notices.

All notices, requests or other communications which may be or are required to be given, served or sent by any party hereto to any other party hereto shall be deemed to have been properly given, if in writing and shall be deemed delivered (a) upon delivery, if delivered in person or by facsimile transmission with receipt thereof confirmed by printed facsimile acknowledgment (with a confirmation copy delivered in person or by overnight delivery), (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the United States Postal Office and sent by registered or certified mail, postage paid, return receipt requested, and in each case, addressed as follows:

If to Seller:

c/o J.P. Morgan Investment Management Inc. 2029 Century Park East Suite 4150 Los Angeles, CA 90067 Attention: Michael Yoo Facsimile: (310) 860-7104

with a copy to:

Stroock & Stroock & Lavan LLP
2029 Century Park East, 16th Floor
Los Angeles, CA 90067
Attention: Stuart Graiwer, Esq.
Facsimile: (310) 407-6483

If to Purchaser:

Bebe Studio Realty, Inc.
400 Valley Drive
Brisbane, CA 94005
Attention: COO/CFO
Facsimile: (415) 657-4437

with a copy to:

Bebe Studio Realty, Inc.
400 Valley Drive
Brisbane, CA 94005
Attention: General Counsel and Vice President
Facsimile: (415) 657-4437

and:

Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, CA 90067
Attention: Gerben Hoeksma, Esq.
Facsimile: (310) 788-2410

If to Escrowee:

First American Title Insurance Company
National Commercial Services, Fourth Floor
777 South Figueroa Street
Los Angeles, California 90017
Attention: Barbara Laffer
Facsimile: (877) 805-5021

6. Capitalized Terms.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Contract.

7. Governing Law/Waiver of Trial by Jury.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

8. Successors.

This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that except as expressly provided herein as to the Escrowee, this Agreement may not be assigned by any party without the prior written consent of the other parties.

9. Entire Agreement.

This Agreement, together with the Contract, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

10. Amendments.

Except as expressly provided in this Agreement, no amendment, modification, termination, cancellation, rescission or supersession to this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto.

11. Counterparts and/or Facsimile Signatures.

This Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile, any one of which shall constitute an original of this Agreement. When counterparts or facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same documents and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party. This Agreement shall not be binding unless and until it shall be fully executed and delivered by all parties hereto. In the event that this Agreement is executed and delivered by way of facsimile transmission, each party delivering a facsimile counterpart shall promptly deliver an ink-signed original counterpart of the Agreement to the other party by overnight courier service; provided however, that the failure of a party to deliver an ink-signed original counterpart shall not in any way effect the validity, enforceability or binding effect of a counterpart executed and delivered by facsimile transmission.

12. Severability.

If any provision of the Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date and year first above written.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

ASSIGNOR:

MP BENICIA LOGISTICS, LLC, a Delaware limited liability company

By:	PRIT Core 501 (c)(25) LLC, its Sole Member

	By:	PRIT Core Realty Holdings LLC, its Managing Member

		By:	Pension Reserves Investment Trust Fund, its Managing Member

			By:	Pension Reserve Investment Management Board, as trustee of the Pension Reserves Investment Trust Fund

				By:	JP Morgan Investment Management Inc., its Authorized Agent

By:
Name:
Title:

PURCHASER

BEBE STUDIO REALTY, INC. a California corporation

By:
Name:
Title: